UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 5, 2007

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-113863	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2007, Paladin Realty Income Properties, Inc. (the “Company”) entered into a dealer manager agreement with BroadWall Capital LLC (“BroadWall”) (the “Dealer Manager Agreement”). As described in the Company’s prospectus dated April 6, 2007 (the “Prospectus”) included in Post-Effective Amendment No. 5 to the Company’s Form S-11 Registration Statement (No. 333-113863), BroadWall is a wholly owned affiliate of Paladin Realty Advisors, LLC, the Company’s advisor. Paladin Realty Advisors, LLC owns 20,000 limited partnership units of Paladin Realty Income Properties, L.P. and is a party to the Advisory Agreement with the Company dated February 28, 2007 which provides for such fees and compensation as described in the Prospectus.

The Dealer Manager Agreement provides that BroadWall will act as the Company’s dealer manager in connection with the “best efforts” offering (the “Offering”) of up to 38,500,000 shares of the Company’s common stock taking into account shares outstanding as of June 5, 2007, including up to 35,000,000 shares of common stock to be issued and sold as part of the Offering and 3,500,000 shares pursuant to the Company’s dividend reinvestment plan, at a price of $10.00 per share. Except in the case of special sales or volume discounts, the Company will pay BroadWall (i) selling commissions of seven percent (7.0%) of the gross offering proceeds from sales to the public and four percent (4.0%) of the gross offering proceeds received from the Company’s dividend reinvestment plan and (ii) a dealer manager fee of two and one-half percent (2.5%) of the gross offering proceeds (excluding sales under the Company’s dividend reinvestment plan) as compensation for acting as the dealer manager and for expenses incurred in connection with marketing the Company’s shares and paying the employment costs of BroadWall’s wholesalers. BroadWall may reallow the selling commissions and the dealer manager fee, in whole or in part, to broker-dealers participating in the Offering. In addition, the Company will reimburse BroadWall for (i) bona fide due diligence expenses of up to one-half of one percent (0.5%) of the gross proceeds from the Offering and (ii) legal fees and expenses, travel, food and lodging for employees of the dealer manager, sponsor educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences and informational seminars provided that no costs and expenses shall be reimbursed by the Company which would cause total underwriting compensation paid in connection with the Offering to exceed 10% of the gross proceeds from the sale of shares. The Company has agreed to indemnify BroadWall and each broker-dealer participating in the Offering against certain losses, claims, damages or liabilities, including those under the Securities Act of 1933, as amended, and pay amounts to the indemnified party for legal fees and expenses, in each case subject to the limitations and conditions set forth in the Dealer Manager Agreement.

The information set forth above with respect to the Dealer Manager Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Dealer Manager Agreement, which is attached hereto as Exhibit 1.1 and is incorporated into this Item 1.01 disclosure by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Dealer Manager Agreement by and between Paladin Realty Income Properties, Inc. and BroadWall Capital LLC dated June 5, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: June 11, 2007	By:	/s/ Michael B. Lenard
Michael B. Lenard
Executive Vice President, Secretary and Counselor

EXHIBIT INDEX

1.1	Dealer Manager Agreement by and between Paladin Realty Income Properties, Inc. and BroadWall Capital LLC dated June 5, 2007.